LIMITED WAIVER OF SPECIFIED DEFAULTS

This Limited Waiver (this “Waiver”) is entered into on August 24, 2010, and made effective as of July 31, 2010, by and among H.I.G. All American, LLC, a Delaware corporation (the “Lender”), All American Group, Inc. (f/k/a Coachmen Industries, Inc.), an Indiana corporation (“Coachmen”), All American Homes, LLC, an Indiana limited liability company, All American Homes of Colorado, LLC, a Colorado limited liability company, All American Homes of Georgia, LLC, a Georgia limited liability company, All American Homes of Indiana, LLC, an Indiana limited liability company, All American Homes of Iowa, LLC, an Iowa limited liability company, All American Homes of North Carolina, LLC, a North Carolina limited liability company, All American Homes of Ohio, LLC, an Ohio limited liability company, All American Building Systems, LLC, an Indiana limited liability company, All American Specialty Vehicles, LLC, an Indiana limited liability company, Coachmen Motor Works, LLC, an Indiana limited liability company, Coachmen Motor Works of Georgia, LLC, a Georgia limited liability company, Consolidated Building Industries, LLC, an Indiana limited liability company, Consolidated Leisure Industries, LLC, an Indiana limited liability company, Coachmen Operations, Inc., an Indiana corporation, Coachmen Properties, Inc., an Indiana corporation, Mod-U-Kraf Homes, LLC, a Virginia limited liability company, and Sustainable Designs, LLC, an Indiana limited liability company  (together with Coachmen, collectively, the “Borrowers”).  Unless otherwise specified, all capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Lender and the Borrowers have executed and delivered that certain Loan Agreement, by and among the Lender, Coachmen and the other Borrowers, dated October 27, 2009, as amended pursuant to that certain First Amendment to Loan Agreement (the “First Amendment”) entered into by the Lender and the Borrowers on April 5, 2010 (as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lender extended a line of credit to the Borrowers under the Revolving Notes and a term loan under the Tranche B Notes;

WHEREAS, as of the date hereof, the Events of Default under the terms of the Loan Agreement identified on Exhibit A hereto have occurred and are continuing (collectively, the “Specified Defaults”);

WHEREAS, the Borrowers have requested, and the Lender has agreed, subject to the terms and conditions hereof, that the Lender waive the Specified Defaults as provided in Section 2 below in exchange for payment of a waiver fee to the Lender of $720,971 (the “Waiver Fee”), which in accordance with the terms of the Loan Agreement shall constitute and become a part of the Obligations immediately upon the granting of this Waiver;

WHEREAS, as of the date hereof, the Lender has incurred $100,000 of costs and expenses (the “Expenses” and together with the Waiver Fee, collectively, the “Waiver Fee and Expenses”) in connection with this Waiver and the other Transaction Documents that are reimbursable to the Lender pursuant to the Loan Agreement and constitute Obligations due and owing to the Lender by the Borrowers pursuant thereto;

WHEREAS, the Borrowers have requested, and the Lender has agreed, that in lieu of the Borrowers paying the Waiver Fee and Expenses to the Lender immediately in cash upon the granting of this Waiver, the Borrowers shall add the amount of such Waiver Fee and Expenses to the principal balance outstanding under the Tranche B Notes as provided herein;

WHEREAS, for the period beginning March 31, 2010 and ending July 31, 2010, the principal amount outstanding on the Tranche B Notes has accrued interest of $838,589 (the “Pro-Rata PIK Amount”) that will be added to the principal amount of the Tranche B Notes on October 30, 2010, together with interest accruing from August 1, 2010 through October 30, 2010 (the “Remaining PIK Period”), if not paid in cash by the Borrowers at such time;

WHEREAS, the Borrowers and the Lender have agreed to add the Pro-Rata PIK Amount to the principal amount outstanding on the Tranche B Notes as of August 1, 2010, such that the interest accruing on the Tranche B Notes for the Remaining PIK Period will be calculated based on the principal amount outstanding on the Tranche B Notes as amended and restated on the date hereof to reflect the addition of the Waiver Fees and Expenses and the Pro-Rata PIK Amount pursuant to the terms hereof; and

WHEREAS, as a further inducement to the Lender to enter into this Waiver, the Borrowers have agreed to engage an outside consultant reasonably acceptable to the Lender as provided in Section 4 below.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrowers hereby covenant and agree as follows:

SECTION 1. Confirmation by the Borrowers of Obligations and Specified Defaults.

(a) Each of the Borrowers acknowledges and agrees that as of the close of business on July 30, 2010, the aggregate balance of the outstanding Obligations under the Loan Agreement was $10,850,000.  The foregoing amount does not include all of the interest, fees, expenses and other amounts (including without limitation the Pro-Rata PIK Amount and the Waiver Fee and Expenses) that are chargeable or otherwise reimbursable under the Loan Agreement, the Tranche B Notes and the other Transaction Documents.

(b) Each Borrower acknowledges and agrees that: (i) each of the Specified Defaults constitutes a material Event of Default that has occurred and is continuing, (ii) one or more Specified Defaults are not subject to any further grace or cure period, and (iii) except for the Specified Defaults, no other Defaults or Events of Default have occurred which remain continuing as of the date hereof.  But for the effectiveness of this Waiver, each of the Specified Defaults, (i) relieves the Lender from any obligation to provide any financial accommodations under the Loan Agreement or other Transaction Documents (including consenting to any Borrower’s use of cash collateral) and (ii) permits the Lender to, among other things, (A) accelerate all or any portion of the Obligations, (B) continue to charge, and demand immediate payment of, interest on any and all of the Obligations, (C) commence any legal or other action to collect any or all of the Obligations from the Borrowers and/or any Collateral or any other property as to which any other Person granted the Lender a security interest therein as security for the Obligations or any guaranty thereof, (D) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, set-off and apply to the payment of any or all of the Obligations, any or all of the Collateral, and/or (E) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Loan Agreement, the other Transaction Documents or applicable law.

SECTION 2. Limited Waiver of Specified Defaults.  Subject to the terms and conditions set forth herein, the Lender hereby waives, on a one-time basis, the Specified Defaults; provided that in no event shall the waiver granted pursuant to this Section 2 be deemed or construed as a waiver of any of the conditions precedent to the Lender’s obligation to purchase and pay for Revolving Loans that are set forth in Section 3.2 or elsewhere in the Loan Agreement (as amended by the First Amendment).

SECTION 3. Issuance of Second Amended and Restated Tranche B Note.

(a) In full satisfaction of the Borrowers’ obligation to pay the Waiver Fee to the Lender upon the granting of this Waiver, and as a condition precedent to the effectiveness of this Waiver, the Borrowers and the Lender shall amend and restate the Tranche B Notes by entering into a Second Amended and Restated 20% Senior Secured Convertible Tranche B Note in the form of Exhibit B hereto, the initial principal amount of which shall be $12,394,304 as a result of the addition of the Waiver Fee and Expenses and the Pro-Rata PIK Amount to the principal amount of the Obligations outstanding under the Tranche B Notes on the date hereof.  The Lender and the Borrowers hereby acknowledge and agree that any and all references to the Tranche B Notes in the Loan Agreement or any other Transaction Document shall be deemed references to the Tranche B Notes as amended and restated on the date hereof.

(b) The (i) addition of the Waiver Fee and Expenses and the Pro-Rata PIK Amount to the principal amount of the Obligations outstanding under the Tranche B Notes and (ii) issuance of the Second Amended and Restated 20% Senior Secured Convertible Tranche B Note evidencing the same, have in each case been duly and validly authorized and are not in violation of any state or federal law or any rights (including without limitation pre-emptive rights) of any Person.  No later than September 30, 2010, Coachmen shall have authorized and reserved, and shall thereafter continue to reserve, free of any preemptive rights, liens, security interests or encumbrances of any kind, a sufficient number of its authorized but previously unissued shares of Common Stock to satisfy the right of the Lender (or its transferee) to (i) exercise any warrants outstanding or issuable to the Lender (including without limitation Warrant No. W-4) into shares of the Common Stock and (ii) convert the full amount of the Tranche B Notes into shares of the Common Stock.

SECTION 4. Engagement of Outside Consultant.   As a material inducement to the Lender to enter into this Waiver, the Borrowers shall engage an outside consultant on or before August 31, 2010 that is reasonably acceptable to the Lender.  The fees and expenses of such consultant shall be paid promptly by the Borrowers as they become due.

SECTION 5. Miscellaneous Terms.

(a) Effect of Waiver.  Except for the limited waiver of the Specified Defaults set forth in Section 2 hereof, all terms of the Loan Agreement and the other Transaction Documents, as amended by the First Amendment and, with respect to the Tranche B Notes, the amendment and restatement described in Section 3 above, shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrowers and the Lender.

(b) No Novation or Mutual Departure.  The Lender and each of the Borrowers expressly acknowledges and agrees that (i) there has not been, and this Waiver does not constitute or establish, a novation with respect to the Loan Agreement or any of the other Transaction Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the limited waiver of the Specified Defaults described in Section 2 above and the amendment and restatement of the Tranche B Notes described in Section 3 above and (ii) nothing in this Waiver shall affect or limit the Lender’s right to demand payment of liabilities owing from the Borrowers (or any of them) to the Lender under, or to demand strict performance of the terms, provisions, and conditions of, the Loan Agreement and the other Transaction Documents, to exercise any and all rights, powers and remedies under the Loan Agreement or the other Transaction Documents or at law or in equity, or to do any and all of the foregoing.

(c) Ratification.  Each of the Borrowers (i) hereby restates, ratifies, and reaffirms each and every term, covenant, and condition set forth in the Loan Agreement and the First Amendment and the other Transaction Documents to which it is a party effective as of the date hereof and (ii) reaffirms that each and every representation and warranty made by it in the Loan Agreement and the other Transaction Documents is true and correct as though made on the date hereof (except with respect to representations and warranties made as of an expressed date, in which case such representations and warranties shall be true and correct as of such date).

(d) No Claims.  To induce the Lender to enter into this Waiver, each of the Borrowers hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of any Borrower arising out of or with respect to any of the Obligations.

(e) Counterparts.  This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(f) Fax or Other Transmission.  Delivery by one or more parties hereto of an executed counterpart of this Waiver via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Waiver.

(g) Further Assurances.  Each Borrower agrees to take such further actions as the Lender shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(h) Governing Law.  This Waiver shall be governed by and construed and interpreted in accordance with the internal laws of the State of Florida but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Florida.

(i) Recitals Incorporated.  The recitals to this Waiver are hereby incorporated into the body of this Waiver and expressly made a part hereof.

[Signature pages follow]

MIAMI 882474 v1 (2K)

IN WITNESS WHEREOF, each of the Borrowers and the Lender has caused this Limited Waiver to be duly executed as of the day and year first above written.

LENDER H.I.G. ALL AMERICAN, LLC By: /s/ Fabian de Armas Title: Vice President	BORROWERS ALL AMERICAN GROUP, INC. By: /s/ Martin Miranda Title: Treasurer & Secretary
ALL AMERICAN HOMES, LLC By: /s/ Martin Miranda Title: Treasurer & Secretary
ALL AMERICAN HOMES OF COLORADO, LLC By: /s/ Martin Miranda Title: Treasurer & Secretary
ALL AMERICAN HOMES OF GEORGIA, LLC By: /s/ Martin Miranda Title: Treasurer & Secretary
ALL AMERICAN HOMES OF INDIANA, LLC By: /s/ Martin Miranda Title: Treasurer & Secretary
ALL AMERICAN HOMES OF IOWA, LLC By: /s/ Martin Miranda Title: Treasurer & Secretary
ALL AMERICAN HOMES OF NORTH CAROLINA, LLC By: /s/ Martin Miranda Title: Treasurer & Secretary
ALL AMERICAN HOMES OF OHIO, LLC By: /s/ Martin Miranda Title: Treasurer & Secretary
ALL AMERICAN BUILDING SYSTEMS, LLC By: /s/ Martin Miranda Title: Treasurer & Secretary
ALL AMERICAN SPECIALTY VEHICLES, LLC By: /s/ Martin Miranda Title: Treasurer & Secretary
COACHMEN MOTOR WORKS, LLC By: /s/ Martin Miranda Title: Treasurer & Secretary
COACHMEN MOTOR WORKS OF GEORGIA, LLC By: /s/ Martin Miranda Title: Treasurer & Secretary
CONSOLIDATED BUILDING INDUSTRIES, LLC By: /s/ Martin Miranda Title: Treasurer & Secretary
CONSOLIDATED LEISURE INDUSTRIES, LLC By: /s/ Martin Miranda Title: Treasurer & Secretary
COACHMEN OPERATIONS, INC. By: /s/ Martin Miranda Title: Treasurer & Secretary
COACHMEN PROPERTIES, INC. By: /s/ Martin Miranda Title: Treasurer & Secretary
MOD-U-KRAF HOMES, LLC By: /s/ Martin Miranda Title: Treasurer & Secretary
SUSTAINABLE DESIGNS, LLC By: /s/ Martin Miranda Title: Treasurer & Secretary

MIAMI 882474 v1 (2K)

Exhibit A

Specified Defaults

▪	Section 8.21 of the Loan Agreement:

o	All American Group, Inc. and certain of its subsidiaries failed to meet the criteria of the May 2010 EBITDA and Fixed Charge Coverage Ratio requirements.*

o	All American Group, Inc. and certain of its subsidiaries failed to meet the criteria of the June 2010 EBITDA and Fixed Charge Coverage Ratio requirements.

o	All American Group, Inc. and certain of its subsidiaries failed to meet the criteria of the July 2010 EBITDA and Fixed Charge Coverage Ratio requirements.

▪	Section 8.6(a)(i) of the Loan Agreement:

o	All American Group, Inc. and certain of its subsidiaries failed to present a compliance certificate and accompanying schedules and disclosures for the month of June 2010.

o	All American Group, Inc. and certain of its subsidiaries failed to present a compliance certificate and accompanying schedules and disclosures for the month of July 2010.

▪	Section 8.2 of the Loan Agreement:

o
All American Group, Inc. and certain of its subsidiaries failed to provide H.I.G. All American, LLC with thirty (30) days prior written notice of the intended opening of new locations, including sales centers in Colorado, Iowa, Ohio, and Tennessee.

▪	Section 10.1(o) of the Loan Agreement:

o
All American Group, Inc. failed to call a special meeting of its board of directors and stockholders to amend its articles of incorporation to increase the number of authorized shares of Common Stock to 100 million shares or more by August 31, 2010.

* Borrower and Lender disagree as to whether these events are Defaults under the Loan Agreement.  Notwithstanding this disagreement, the parties wish to resolve all of the above alleged Defaults.

MIAMI 882474 v1 (2K)

Exhibit B

Second Amended and Restated 20% Senior Secured Convertible Tranche B Note

(See attached)

MIAMI 882474 v1 (2K)